                                                                     EXHIBIT 3.1


                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                          CHARIOT 7 PRODUCTIONS, INC.
                   PURSUANT TO NEVADA REVISED STATUTE 78.403


     We, being the original incorporators of Chariot 7 Productions, Inc., declare that we are the original incorporators of said corporation filed December 11, 1990. We declare that to this date, no part of the capital has been paid. By virtue of 78.380 and 78.403, we hereby modify and amend the Articles of Incorporation of Chariot 7 Productions, Inc. in their entirety and restate them as follows:


                                   ARTICLE I
                                   ---------

     Name.  The name of the corporation (hereinafter called the "Corporation")
     ----
is Chariot 7 Productions, Inc.

                                  ARTICLE II
                                  ----------

     Period of Duration.  The period of duration of the Corporation is
     ------------------
perpetual.

                                  ARTICLE III
                                  -----------

     Purposes and Powers.  The purpose for which this Corporation is organized
     -------------------
is to acquire oil and gas leases, properties and patents, to invest in and acquire stocks, bonds, business investments, real estate investments and to engage in any and all other lawful business.

                                  ARTICLE IV
                                  ----------

     Capitalization.  The Corporation shall have the authority to issue
     --------------
50,000,000 shares of common stock with each share of common stock having a par value of $.001 (one mil). All common stock of the Corporation is of the same class and shall have the same rights and preferences.

     In addition, the Corporation shall have the authority to issue 50,000,000 voting, cumulative, and convertible preferred shares with a par value of $.001 (one mil) per share. The preferred shares shall be entitled to one vote per share and shall have a liquidation preference, over common shares, as set forth herein or under U.C.A. 16-10-15, as amended. The Board of Directors of the Corporation shall have the express authority to divide the preferred shares into series and, within the limitations set forth in U.C.A. 16-10-15, as amended, and the Articles of Incorporation, fix and determine the relative rights and preferences of the shares of any such series so established.

     The first series of preferred stock shall be established by this Amendment to the Articles of Incorporation. This shall be entitled Class "A" and shall number 1,400,000 shares. This series shall be entitled to a dividend equal to 97.5% of all net income, after taxes, received by this Corporation which is derived from the properties contributed to this Corporation by Chariot Entertainment Ltd., a California Limited Partnership. At such time that the total of such dividends equals the par value of all shares of this series outstanding, said dividend shall be reduced to 80% of the net income, after taxes, from said source until 60 months from the date of the issuance of said Class "A" shares. The aforementioned Class "A" preferred stock may be converted to a one for one basis into the common shares of this Company, at the discretion of the holder thereof, during the period beginning 24 months after their issuance and ending 60 months after their issuance. After the 60 months, any of the Class "A" preferred shares hereunder which have not been converted into common stock, previously, shall automatically convert on a one for one basis into the common stock of this Company. Until such time within the aforementioned 60 months that the total of dividends equals the par value of the Class "A" shares, each share shall have a liquidation preference, whether voluntary or involuntary, equal to the difference between par value and all dividends received.

     Fully-paid stock of this Corporation shall not be liable for further call or assessment. All shares, either common or preferred, shall be issued at the discretion of the directors.

                                   ARTICLE V
                                   ---------

     Incorporators.  The name and post office address of each incorporator is:
     -------------

     1.    KURTIS D. HUGHES
           2325 Arbor Lane, Salt Lake City, Utah 84117

     2.    SUSAN SANTAGE
           2325 Arbor Lane, Salt Lake City, Utah 84117

     3.    SHIRRELL W. HUGHES
           2929 Hillsden Drive, Salt Lake City, Utah 84117

                                  ARTICLE VI
                                  ----------

Directors.  The corporation shall be governed by a Board of Directors consisting
---------
of no less than three (3) and no more than nine (9) directors. Directors need not be stockholders in the Corporation but shall be elected by the stockholders of the Corporation. The number of Directors constituting the initial Board of Directors is three (3) and the name and post office address of the persons who shall serve as Directors until their successors are elected and qualified are:

     1.    KURTIS D. HUGHES
           2325 Arbor Lane, Salt Lake City, Utah 84117

     2.    SUSAN SANTAGE
           2325 Arbor Lane, Salt Lake City, Utah 84117

     3.    SHIRRELL W. HUGHES
           2929 Hillsden Drive, Salt Lake City, Utah 84117

                                  ARTICLE VII
                                  -----------

     Commencement of Business.  The Corporation shall not commence business
     ------------------------
until at least One Thousand Dollars ($1,000) has been received by the Corporation as consideration for the issuance of its shares.

                                  ARTICLE VIII
                                  ------------

     Preemptive Rights.  There shall be no preemptive right to acquire unissued
     -----------------
and/or treasury shares of the stock of the Corporation.

                                   ARTICLE IX
                                   ----------

     Voting of Shares.  Each outstanding share of stock of the Corporation
     ----------------
whether common or preferred shall be entitled to one vote on each matter submitted to vote at the meeting of stockholders. Each stockholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such stockholder, or by his duly authorized attorney-in-fact. At each election of Directors, every stockholder entitled to vote in such election shall have the right to vote in person or by proxy the number of shares owned by him or it for as many persons as there are directors to be elected and for whose election he or it has the right to vote, but the shareholder shall have no right to accumulate his or its votes with regard to such election.

                                   ARTICLE X
                                   ---------

     Initial Registered Office and Initial Registered Agent. The address of the
     ------------------------------------------------------
initial registered office of the Corporation is 4230 South Pecos, Las Vegas, Nevada 89121 and the initial registered agent of the corporation at such address is Gateway Enterprises, Inc.


                                              __________________________________

                                              __________________________________

                                              __________________________________

                             ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                         OF CHARIOT 7 PRODUCTIONS, INC.


     Pursuant to Nevada Statute, the following Amendments to the Articles of Incorporation of the Company were taken, without meeting, pursuant to authorization by the written consent of Shareholders holding over a majority of the outstanding voting power of the Company.

                                       I.

Article I of the Articles of Incorporation of the Corporation shall be amended to read as follows:

                                   ARTICLE I

Name.  The name of the Corporation (hereinafter called the Corporation) is
----
Upscale Trends, Inc.

                                      II.

Article IV of the Articles of Incorporation of the Corporation shall be amended to read as follows:

                                   ARTICLE IV

Capitalization.  The Corporation shall have the authority to issue 50,000,000
--------------
shares of common stock with each share of common stock having a par value of $.001 (one mil). The common stock of the Corporation is of the same class and shall have the same rights and preferences.

Fully paid stock of the Corporation shall not be liable for further call or assessment. All shares shall be issued at the discretion of the directors.

                                      III

The first sentence of Article VI shall be amended to read as follows:

Directors.  The corporation shall be governed by a Board of Directors no less
---------
than one (1) and no more than nine (9) directors.

                                       IV

Article IX of the Articles of Incorporation of the Corporation shall be amended to provide that each outstanding share of stock shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders. The remainder, of any said article, shall remain the same.

                                       V

A new Article shall be created which shall be numbered Article XI. It shall read as follows:

By-Laws.  The By-Laws of the Corporation may be amended, repealed, or restated,
-------
in any manner, by either the Board of Directors of the Corporation or the Shareholders of the Corporation. Any By-Law, after this date, specifically adopted or amended by the Shareholders of the Corporation may not be amended, altered, or changed without the approval of the Shareholders of the Corporation.

                                       VI

A new article shall be created which shall be numbered Article XII. It shall read as follows:

Liability of Directors and Officers.  No director or officer shall be personally
-----------------------------------
liable to the corporation or stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, the director or officer shall be liable to the extent provided by the applicable laws, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for payment of dividends in violation of N.R.S. 78.300.

The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the corporation for or with respect to any acts or omissions of such person occurring prior to this amendment.

                                      VII

Shareholders holding over a majority of the outstanding shares, voted for a 10 for 1 reverse split of the outstanding shares of the Company while maintaining authorized shares at 50,000,000 shares with a par value of $.001 (one mil) per share. At the time of said authorization there were 23,083,333 common shares outstanding. After the aforementioned reverse split there will be 2,308,334 common shares outstanding.

                                      VIII

All of the aforementioned amendments to the Articles of Incorporation were adopted, without meeting and pursuant to Nevada Statute, by Shareholders holding over a majority of the outstanding shares of the Corporation on 28th day of June, 1994. At the time of said resolutions, without meeting, there were 23,083,333 common shares outstanding and 0 preferred shares, all of which were entitled to vote, and the vote in favor, without meeting, of said amendments equaled 15,000,000.

     The undersigned being the President and Secretary of the Corporation do hereby certify that the aforementioned Amendments to the Articles of Incorporation properly represent the amendments approved, without meeting, by the Shareholders holding over a majority of the outstanding shares of the corporation, and that said amendments were approved by said Shareholders by the aforementioned vote.

     In addition, the undersigned, being President and Secretary of the Corporation, do hereby certify that written consent of said action was received in accordance of the provisions of Nevada Statutes.



/s/ R. Kenneth Jarrell                      /s/ Sharon Lundskog Bailey
--------------------------------            ------------------------------------
R. Kenneth Jarrell, President               Sharon Lundskog Bailey, Secretary

                             ARTICLES OF AMENDMENT

                       TO THE ARTICLES OF INCORPORATION

                            OF UPSCALE TRENDS, INC.


     Pursuant to Nevada Statute, the following Amendments to the Articles of Incorporation of the Company were taken, without meeting, pursuant to authorization by the written consent of Shareholders holding over a majority of the outstanding voting power of the Company.

                                      I.

Article XII of the Articles of Incorporation of the Corporation shall be amended to read as follows:

                                  ARTICLE XII

Liability of Directors, Officers and Agents.  No director, officer, or agent, to
-------------------------------------------
include legal counsel, shall be personally liable to the corporation or stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, the director, officer or agent shall be liable to the extent provided by the applicable laws (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for payment of dividends in violation of NRS 78.300.

The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any agent of the corporation for or with respect to any acts or omissions of such person occurring prior to this amendment.

                                      II.

A new article shall be created which shall be numbered Article XIII. It shall read as follows:

                                 ARTICLE XIII

No Application. The corporation shall NOT be governed by nor shall the provisions of NRS 78.378 through and including NRS 78.3793 and NRS 78.411 through and including NRS 78.444 in any way whatsoever affect management, operation, or be applied to this Corporation.

                                      III

A new article shall be created which shall be numbered Article XIV. It shall read as follows:

                                  ARTICLE XIV

Common Directors. As provided in NRS 78.140, without repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its officers, directors, or agents shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated in the Article as though more fully set forth.

                                      IV

All of the aforementioned amendments to the Articles of Incorporation were adopted, without meeting and pursuant to Nevada Statute, by Shareholders holding over a majority of the outstanding shares of the Corporation on 1st day of December, 1996. At the time of said resolutions, without meeting, there were 2,308,336 common shares outstanding, all of which were entitled to vote, and the vote in favor, without meeting, of said amendments equaled 1,200,000.

     The undersigned being the President and Secretary of the Corporation do hereby certify that the aforementioned Amendments to the Articles of Incorporation properly represent the amendments approved, without meeting, by the Shareholders holding over a majority of the outstanding shares of the corporation, and that said amendments were approved by said Shareholders by the aforementioned vote.

     In addition, the undersigned, being President and Secretary of the Corporation, do hereby certify that written consent of said action was received in accordance of the provisions of Nevada Statutes.

/s/ Kenneth Jarrell                            /s/ Sharon Lundskog Bailey
------------------------------                 ---------------------------------
 R. Kenneth Jarrell, President                 Sharon Lundskog Bailey, Secretary

                             ARTICLES OF AMENDMENT

                       TO THE ARTICLES OF INCORPORATION

                            OF UPSCALE TRENDS, INC.


     Pursuant to Nevada Statute, the following Amendments to the Articles of Incorporation of the Company were taken, without meeting, pursuant to authorization by the written consent of Shareholders holding over a majority of the outstanding voting power of the Company.

                                      I.

     Article I of the Articles of Incorporation of the Corporation shall be amended to read as follows:

                                   ARTICLE I

Name.  The name of the Corporation (hereinafter called the Corporation) is
----
Electric Entertainment International, Inc.

                                      IV.

     All of the aforementioned amendments to the Articles of Incorporation were adopted, without meeting and pursuant to Nevada Statute, by Shareholders holding over a majority of the outstanding shares of the Corporation on 5th day of March, 1997. At the time of said resolutions, without meeting, there were 2,308,336 common shares outstanding, all of which were entitled to vote, and the vote in favor, without meeting, of said amendments equaled 1,200,000.

     The undersigned being the President and Secretary of the Corporation does hereby certify that the aforementioned Amendments to the Articles of Incorporation properly represent the amendments approved, without meeting, by the Shareholders holding over a majority of the outstanding shares of the corporation, and that said amendments were approved by said Shareholders by the aforementioned vote.

     In addition, the undersigned, being President and Secretary of the Corporation, does hereby certify that written consent of said action was received in accordance of the provisions of Nevada Statutes.


/s/ Alfredo M. Villa
-----------------------------------------
Alfredo M. Villa, President and Secretary

                             ARTICLES OF AMENDMENT

                       TO THE ARTICLES OF INCORPORATION

                            OF UPSCALE TRENDS, INC.


     Pursuant to Nevada Statute, the following Amendments to the Articles of Incorporation of the Company were taken, without meeting, pursuant to authorization by the written consent of Shareholders holding over a majority of the outstanding voting power of the Company.

                                       I.

     Article I of the Articles of Incorporation of the Corporation shall be amended to read as follows:

                                   ARTICLE I

Name.  The name of the Corporation (hereinafter called the Corporation) is
-----
Electric Entertainment International, Inc.

                                      IV.

     All of the aforementioned amendments to the Articles of Incorporation were adopted, without meeting and pursuant to Nevada Statute, by Shareholders holding over a majority of the outstanding shares of the Corporation on 5th day of March, 1997. At the time of said resolutions, without meeting, there were 2,308,336 common shares outstanding, all of which were entitled to vote, and the vote in favor, without meeting, of said amendments equaled 1,200,000.

     The undersigned being the President and Secretary of the Corporation does hereby certify that the aforementioned Amendments to the Articles of Incorporation properly represent the amendments approved, without meeting, by the Shareholders holding over a majority of the outstanding shares of the corporation, and that said amendments were approved by said Shareholders by the aforementioned vote.

     In addition, the undersigned, being President and Secretary of the Corporation, does hereby certify that written consent of said action was received in accordance of the provisions of Nevada Statutes.

/s/ Alfredo M. Villa
-----------------------------------------
Alfredo M. Villa, President and Secretary

                             ARTICLES OF AMENDMENT

                       TO THE ARTICLES OF INCORPORATION

                 OF ELECTRIC ENTERTAINMENT INTERNATIONAL, INC.


     Pursuant to Nevada Statute, the following Amendments to the Articles of Incorporation of the Company were taken, without meeting, pursuant to authorization by the written consent of Shareholders holding over a majority of the outstanding voting power of the Company.

                                      I.

Article IV of the Articles of Incorporation of the Corporation shall be amended to read as follows:

                                  ARTICLE IV

Capitalization.  The Corporation shall have the authority to issue 50,000,000
--------------
shares of common stock with each share of common stock having a par value of $.001 (one mil). The common stock of the Corporation is of the same class and shall have the same rights and preferences.

The Corporation shall have the authority to issue 10,000,000 shares of preferred stock with each share of preferred stock having a par value of $.001 (one mil). The Board of Directors of the Corporation shall have the authority to fix the designations, rights, and preferences or other variations of this class or any series within this class.

Fully paid stock of the Corporation shall not be liable for further call or assessment. All shares shall be issued at the direction of the Board of Directors.

                                      II.

     All of the aforementioned amendments to the Articles of Incorporation were adopted, without meeting and pursuant to Nevada Statute, by Shareholders holding over a majority of the outstanding shares of the Corporation on 17th day of April, 1997. At the time of said resolutions, without meeting, there were 2,508,336 common shares outstanding, all of which were entitled to vote, and the vote in favor, without meeting, of said amendments equaled 1,466,000.

     The undersigned being the President and Secretary of the Corporation does hereby certify that the aforementioned Amendments to the Articles of Incorporation properly represent the amendments approved, without meeting, by the Shareholders holding over a majority of the outstanding shares of the corporation, and that said amendments were approved by said Shareholders by the aforementioned vote.

     In addition, the undersigned, being President and Secretary of the Corporation, does hereby certify that written consent of said action was received in accordance of the provisions of Nevada Statutes.


/s/ Alfredo M. Villa
--------------------------------------------
Alfredo M. Villa, President and Secretary

                             ARTICLES OF AMENDMENT

                       TO THE ARTICLES OF INCORPORATION

                 OF ELECTRIC ENTERTAINMENT INTERNATIONAL, INC.


     Pursuant to Nevada Statute, the following Amendments to the Articles of Incorporation and other actions of the Company were taken, without meeting, pursuant to authorization by the written consent of Shareholders holding over a majority of the outstanding voting power of the Company.

                                      I.

     Article I of the Articles of Incorporation of the Corporation shall be amended to read as follows:

                                   ARTICLE I

     Name. The name of the Corporation (hereinafter called the Corporation) is Private Media Group, Inc.

                                      II.

     All of the aforementioned amendments to the Articles of Incorporation were adopted, without meeting and pursuant to Nevada Statute, by Shareholders holding over a majority of the outstanding shares of the Corporation on 11th day of November, 1997. At the time of said resolutions, without meeting, there were 2,718,461 common shares outstanding, all of which were entitled to vote, and the vote in favor, without meeting, of said amendments equaled 1,641,025.

     In addition, the aforementioned shareholders approved a one for five reverse split of the outstanding common stock of the Company, which maintaining the capitalization at 50,000,000 shares authorized and par value $.001. This will result in a reduction of the outstanding common shares of the Company to approximately 543,693. No fractional shares will be issued. Any fractional share that might have resulted from the reverse split will be rounded up to next whole share.

     The undersigned being the President and Secretary of the Corporation does hereby certify that the aforementioned Amendments to the Articles of Incorporation properly represent the amendments approved, without meeting, by the Shareholders holding over a majority of the outstanding shares of the corporation, and that said amendments were approved by said Shareholders by the aforementioned vote.

     In addition, the undersigned, being President and Secretary of the Corporation, does hereby certify that written consent of said action was received in accordance of the provisions of Nevada Statutes.


/s/ Alfredo M. Villa
-------------------------------------------
Alfredo M. Villa, President and Secretary

                          CERTIFICATE OF DESIGNATION
                                      OF
                      RIGHTS, PREFERENCES AND PRIVILEGES
                                      OF
                           PRIVATE MEDIA GROUP, INC.
            $4.00 SERIES "A" CUMULATIVE CONVERTIBLE PREFERRED STOCK
                               $0.001 PAR VALUE


     The undersigned duly authorized officers of Private Media Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Nevada (the "Corporation"), DO HEREBY CERTIFY:

     FIRST: That pursuant to authority expressly vested in the Board of Directors of said corporation by the provisions of its Articles of Incorporation, as amended, said Board of Directors duly adopted the following resolution:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article IV of the Corporation's Articles of Incorporation, as amended, a series of preferred stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated $4.00 Series "A" Cumulative Convertible Preferred Stock (the "$4.00 Series 'A' Preferred Stock"), to consist of 7,000,000 shares, $0.001 par value per share, of which the designations, powers, rights, preferences and the qualifications, limitations or restrictions thereof shall be (in addition to those set forth in the Corporation's Articles of Incorporation, as amended) as follows:

     1. CERTAIN DEFINITIONS. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified.

     BOARD OF DIRECTORS. The term "Board of Directors" shall mean the Board of Directors of this Corporation, and, to the extent permitted by law and the Articles of Incorporation and Bylaws of this Corporation, any committee of such Board of Directors authorized to exercise the powers of such Board of Directors.

     COMMON STOCK. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of Common Stock of the Corporation and any other stock of the Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

     CONVERSION DATE. The term "Conversion Date" shall have the meaning set forth in subparagraph 4(d) below.

     CONVERSION PRICE. The term "Conversion Price" shall mean the price per share of Common

Stock used to determine the number of shares of Common Stock deliverable upon conversion of each share of the $4.00 Series "A" Preferred Stock, subject to certain adjustments in accordance with the provisions of paragraph 4 below.

     CURRENT MARKET PRICE. The term "Current Market Price" shall have the meaning set forth in subparagraph 4(g) below.

     DIVIDEND PAYMENT DATE. The term "Dividend Payment Date" shall have the meaning set forth in subparagraph 2(a) below.

     DIVIDEND PERIOD. The term "Dividend Period" shall have the meaning set forth in subparagraph 2(a) below.

     DIVIDEND RATE. The term "Dividend Rate" shall mean the annual rate used to determine the amount of dividends payable each year on each outstanding full share of $4.00 Series "A" Preferred Stock set forth in subparagraph 2(a) below.

     ISSUE DATE. The term "Issue Date" shall mean the date set by the Corporation as the issue date.

     JUNIOR STOCK. The term "Junior Stock" shall mean the Common Stock and any other class or series of stock of the Corporation issued after the Issue Date not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the $4.00 Series "A" Preferred Stock shall have been so paid or declared and set apart for payment and not entitled to receive any assets upon the liquidation, dissolution or winding up of the affairs of the Corporation until the $4.00 Series "A" Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

     LIQUIDATION PRICE. The term "Liquidation Price" shall mean $4.00 per full share of $4.00 Series "A" Preferred Stock.

     PARITY STOCK. The term "Parity Stock" shall mean any other class or series of stock of the Corporation issued after the Issue Date entitled to receive payment of dividends on a parity with the $4.00 Series "A" Preferred Stock and entitled to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the $4.00 Series "A" Preferred Stock.

     PREFERRED STOCK. The term "Preferred Stock" shall mean the $4.00 Series "A" Preferred Stock, $0.001 par value of this Corporation.

     RECORD DATE. The term "Record Date" shall mean, with respect to dividends payable on Dividend Payment Dates, the date fixed by the Board of Directors for purposes of determining the holders of outstanding $4.00 Series "A" Preferred Stock entitled to the payment of dividends, not exceeding 45 days nor less than 10 days preceding each such Dividend Payment Date.

     SENIOR STOCK. The term "Senior Stock" shall mean any class or series of stock, if any, of the Corporation issued after the Issue Date ranking senior to the $4.00 Series "A" Preferred Stock in respect of the right to receive dividends, and in respect of the right to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation.

     SUBSIDIARY. The term "Subsidiary" shall mean any corporation of which shares of stock possessing at least a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation, whether directly or indirectly through one or more Subsidiaries.

     2.    DIVIDENDS.

     (a) Subject to the prior preferences and other rights of any Senior Stock, the holders of $4.00 Series "A" Preferred Stock shall be entitled to receive, out of common shares legally available for that purpose, dividends at the rate of $.20 per share per annum, payable in common stock, pursuant to
Section 2(b) below. Such dividends shall be cumulative from the Issue Date and shall be payable in arrears quarterly on March 31, June 30, September 30, and December 31, or as otherwise declared by the Board of Directors ("Dividend Payment Date"). The period between consecutive Dividend Payment Dates shall hereinafter be referred to as a "Dividend Period." Each such dividend shall be paid to the holders of record of the $4.00 Series "A" Preferred Stock as their names appear on the share register of the Corporation on the corresponding Record Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 50 days preceding the payment date thereof, as may be fixed by the Board of Directors.

     (b) The number of common shares of the Corporation that any holder of record shall be entitled to for their quarterly dividend shall equal the DIVIDEND PRICE divided by TOTAL DOLLAR DIVIDEND. TOTAL DOLLAR DIVIDEND shall be determined by multiplying the sum of $.05 times the number of $4.00 Series "A" Preferred Stock owned by the particular holder of record. DIVIDEND PRICE shall be the average closing price of common share for the twenty (20) consecutive days prior to the end of quarter date (March 31, June 30, September 30, and December 31) as reported by NASDAQ or the NASD Bulletin Board or any national stock exchange, as applicable.

     (c) If, on any Dividend Payment Date, the holders of the $4.00 Series "A" Preferred Stock shall not have received the full dividends provided for in the other provisions of this paragraph 2, then such dividends shall cumulate, whether or not earned or declared, with additional dividends thereon for each succeeding full Dividend Period during which such dividends shall remain unpaid.

     (d) So long as any shares of $4.00 Series "A" Preferred Stock shall be outstanding, the Corporation shall not declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased or redeemed by the Corporation or any Subsidiary, nor shall any monies be paid or made available for a sinking fund for the purchase of redemption of any Junior Stock, unless all dividends to which the holders of $4.00 Series "A" Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and a sum of money sufficient for the payment thereof set apart.

     (e) No fractional shares of common stock shall be issued for payment of any of the aforementioned dividends. Instead of any fractional shares of common stock which would otherwise be payable as a stock dividend, the Corporation shall pay a cash adjustment in respect of such fractional interest in the amount equal to the fractional interest of the then current market price, as determined by subparagraph 5(f) below.

     3. DISTRIBUTIONS UPON LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Senior Stock, but before any distribution or payment shall be made to the holders of Junior Stock, the holders of the $4.00 Series "A" Preferred Stock shall be entitled to be paid $4.00 per share for all outstanding shares of $4.00 Series "A" Preferred Stock as of the date of such liquidation or dissolution or other winding up, plus any accrued and unpaid dividends thereon to such date, and no more, in cash or in property taken at its fair value as determined by the Board of Directors. If such payment shall have been made in full to the holders of the $4.00 Series "A" Preferred Stock, and if payment shall have been made in full to the holders of any Senior Stock and Parity Stock of all amounts to which such holders shall be entitled, the remaining assets and funds of the Corporation shall be distributed among the holders of Junior Stock, according to their respective shares and priorities. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the $4.00 Series "A" Preferred Stock and of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of the $4.00 Series "A" Preferred Stock and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation into or with another corporation, nor the sale of all or substantially all of the assets of the Corporation to another corporation or corporations shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

     4. CONVERSION RIGHTS. The $4.00 Series "A" Preferred Stock shall be convertible into Common Stock as follows:

     (a) CONVERSION. Subject to and upon compliance with the provisions of this paragraph 4, the holder of any shares of $4.00 Series "A" Preferred Stock shall have the right, at such holder's option, at any time or from time to time to convert any of such shares of $4.00 Series "A" Preferred Stock into fully paid and non-assessable shares of Common Stock at a ratio of one Common Share for every $4.00 Series "A" Preferred Shares, assuming an original conversion price of $4.00 per common share, subject to adjustment in subparagraph 4(f).

     (b) CONVERSION PRICE. Each conversion into common shares of the Company shall be at $4.00 per share with an agreed value of $4.00 per share of Preferred Stock. The Conversion Price may be subject to adjustment as set forth in subparagraph 4(f). No payment or adjustment shall be made for any dividends on the Common Stock issuable upon such conversion.

     (c) OPTIONAL CONVERSION. In the event, at any time, the common shares of the Company shall have a closing price, as reported by NASDAQ or the NASD Bulletin Board or any national stock exchange, as applicable, of less than $4.00 per share for twenty (20) consecutive days, the holder of any shares of $4.00 Series "A" Preferred Stock shall have the right, at such holder's option, to convert any of such $4.00 Series "A" Preferred Stock into fully paid and non-assessable shares of common stock at a 20% discount to the five (5) day average closing price, as reported by NASDAQ or the NASD Bulletin Board or any national stock exchange, as applicable, prior to the date of conversion, with an agreed upon value of $4.00 per share of preferred stock. This optional conversion right shall expire thirty (30) days after the date that the common shares of the Corporation have ceased to trade for less than $4.00 per share for twenty (20) consecutive days.

     (d) MECHANICS OF CONVERSION. The holder of any shares of $4.00 Series "A" Preferred Stock may exercise the conversion right specified in subparagraph 4(a) or 4(c) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter and after surrender of the certificate or certificates representing shares of $4.00 Series "A" Preferred Stock to the Corporation or any transfer agent of the Corporation, the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph 4(e). The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of $4.00 Series "A" Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of $4.00 Series "A" Preferred Stock representing the unconverted portion of the certificate so surrendered.

     (e) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of shares of $4.00 Series "A" Preferred Stock. The number of full shares of Common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of $4.00 Series "A" Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of $4.00 Series "A" Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of then Current Market Price, as determined by subparagraph 4(f) below.

     (f) CONVERSION PRICE ADJUSTMENTS. The Conversion Price shall be subject to adjustments from time to time as follows:

           (i) Common Stock Issued at Less Than the Conversion Price. If the Corporation shall issue any Common Stock without consideration or for a consideration per share less than $4.00 per share, the Conversion Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price determined by dividing (1) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance and (B) the consideration, if any, received by the Corporation upon such issuance, by
     (2) the total number of shares of Common Stock outstanding immediately after such issuance. In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Common Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

           (ii) Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Corporation shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of $4.00 Series "A" Preferred Stock surrendered for conversion after such date be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such $4.00 Series "A" Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

           (iii) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sales, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, each share of $4.00 Series "A" Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of

     $4.00 Series "A" Preferred Stock would have been entitled to receive had he or she converted immediately prior to the occurrence of such consolidation, merger, sale, lease or conveyance.

           (iv) Rounding of Calculations; Minimum Adjustment. All calculations under this subparagraph (e) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this paragraph 4 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than $0.05, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.05 or more.

           (v) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this subparagraph (f) shall require than an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of $4.00 Series "A" Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to subparagraph (d) of this paragraph 4; provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(G) Current Market Price. The Current Market Price at any date shall mean, in the event the Common Stock is publicly traded, the average of the daily closing prices per share of Common Stock for twenty (20) consecutive trading days ending no more than five business days before such date (as adjusted for any stock dividend, split, combination or reclassification that took effect during such twenty (20) business day period). The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the closing sale price for such day reported by NASDAQ, if the Common Stock is traded over-the-counter and quoted in the National Market System, or if the Common Stock is so traded, but not so quoted, the average of the closing reported bid and asked prices of the Common Stock as reported by NASDAQ or any comparable system or, if the Common Stock is not listed on NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If the Common Stock is not traded in such manner that the quotations referred to above are available for the period required hereunder, Current Market Price per share of Common Stock shall be deemed to be the fair value as determined by the Board of Directors, in its sole discretion, irrespective of any accounting treatment.

     (h) Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided in subparagraph 4(e), the Corporation shall forthwith file, at the office of any transfer agent for the $4.00 Series "A" Preferred Stock and at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of $4.00 Series "A" Preferred Stock at its address appearing on the Corporation's records. Each such statement shall be signed by the Corporation's independent public accountants, if applicable, or the Corporation's officers responsible for preparing such information. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph 4(h).

     (i) Notice to Holders. In the event the Corporation shall propose to take any action of the type described in clause (i) of subparagraph 4(e), the Corporation shall give notice to each holder of shares of $4.00 Series "A" Preferred Stock, in the manner set forth in subparagraph 4(g), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of $4.00 Series "A" Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

     (j) Treasury Stock. For the purpose of this paragraph 4, the sale or other disposition of any Common Stock theretofore held in the Corporation's treasury shall be deemed to be an issuance thereof.

     (k) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of $4.00 Series "A" Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of $4.00 Series "A" Preferred Stock in respect of which such shares are being issued.

     (l) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of $4.00 Series "A" Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of $4.00 Series "A" Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of $4.00 Series "A" Preferred Stock.

     (m) Approvals. If any shares of Common Stock to be reserved for the purpose of conversion of shares of $4.00 Series "A" Preferred Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of $4.00 Series "A" Preferred Stock are then convertible is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

     (n) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of $4.00 Series "A" Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result (including without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Common Stock).

     5. Voting Rights. The holders of the issued and outstanding shares of $4.00 Series "A" Preferred Stock shall have no voting rights except as set forth herein and as required by law; provided however that the Corporation may, without the vote or consent of any holders of the $4.00 Series "A" Preferred Stock, amend the Corporation's Articles of Incorporation or file a Certificate of Designation or similar instrument to issue $4.00 Series "A" Preferred Stock of the Corporation.

     6. Exclusion of other Rights. Except as may otherwise be required by law, the shares of $4.00 Series "A" Preferred Stock shall not have any preferences or relative, participating optional or special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation's Articles of Incorporation. The shares of $4.00 Series "A" Preferred Stock shall have no preemptive or subscription rights.

     7. Headings of Subdivisions. The heading of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     8. Severability of Provisions. If any right, preference or limitation of the $4.00 Series "A" Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

     9. Status of Reacquired Shares. Shares of $4.00 Series "A" Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Nevada) have the status of authorized and unissued shares of $4.00 Series "A" Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

     IN WITNESS WHEREOF, Private Media Group, Inc. has caused this Certificate to be signed by its President, Alfredo M. Villa, and attested by its Secretary, Alfredo M. Villa, this ______ of January, 1998.


     Private Media Group, Inc.

     /s/ Alfredo M. Villa
     ------------------------------
     Alfredo M. Villa, President

ATTEST:

By
  ---------------------------------
     Alfredo M. Villa, Secretary


STATE OF UTAH       )
                    ) ss
COUNTY OF SALT LAKE )

     On the _____ day of January, 1998, personally appeared before me Alfredo M. Villa, President and Secretary of Private Media Group, Inc., who, after being duly sworn did state that the matters contained above are true and correct to the best of his knowledge.



---------------------------
Notary Public